Exhibit 16.1

January 12, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the disclosure in the section "Changes in Registrants' Certifying Accountant" as included in Item 4.01 of the Form 8-K dated December 27, 2010 of our former client, Sunergy, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO CANADA LLP
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CHARTERED ACCOUNTANTS